FOR RELEASE ON: May 6, 2019

CONTACT:    Robert Cherry, VP - Business Development & Investor Relations
608-361-7530
robert.cherry@regalbeloit.com

Regal Beloit Corporation Announces First Quarter 2019 Financial Results

•	GAAP diluted earnings per share (EPS) of $1.99 compared to $1.31 in 2018; Adjusted diluted EPS of $1.43 increased 13% compared to prior year

•	Strong operating margin increase and significant debt reduction

•	Increasing 2019 GAAP diluted EPS guidance to $6.68-$7.08; Reaffirming adjusted 2019 diluted EPS guidance at $6.15-$6.55

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) reported first quarter 2019 diluted earnings per share of $1.99, up 52% from the prior year. First quarter 2019 adjusted diluted earnings per share* were $1.43, up 13% from the prior year.

Key financial results for the first quarter 2019 included:

•
Total net sales of $853.8 million decreased 2.8% from the prior year and included a negative 1.7% impact from foreign currency, a negative 4.0% impact from the businesses divested/to be exited, and a positive 3.9% impact from acquisitions. The result was a negative organic sales growth rate of 1.0%.

•
Income from operations was $120.6 million or 14.1% of net sales, up 410 basis points from prior year. Adjusted income from operations was $91.2 million or 11.0% of adjusted net sales, up 60 basis points from prior year.

•	Debt decreased $91.8 million from $1,307.1 million at the end of 2018 to $1,215.3 million. Net debt decreased $107.5 million from $1,058.5 million at the end of 2018 to $951.0 million.

•	Debt to EBITDA was 2.3, down from 2.7 at the end of 2018. Net debt to adjusted EBITDA was 1.8, down from 2.0 at the end of 2018.

First quarter 2019 segment results versus the prior year first quarter included:

•
Commercial and Industrial Systems Segment net sales were $380.3 million, a decrease of 8.1%. Acquisitions had a positive impact of 8.3%, businesses divested/to be exited had a negative 8.0% impact, and foreign currency had a negative 2.1% impact. The result was a negative organic sales growth rate of 6.3% as strength in commercial HVAC and North American industrial markets was more than offset by the timing on large power generation projects—expected to ship in the second half of 2019, weakness in China, and weakness in the North American pool pump market. Operating margin was 14.1%. Excluding net adjustments of $30.7 million, adjusted operating margin was 6.0% of adjusted net sales.

•
Climate Solutions Segment net sales were $263.3 million, an increase of 1.3%. The businesses divested/to be exited had a negative 1.1% impact, and foreign currency had a negative 1.2% impact. The result was an organic sales growth rate of 3.6% driven by strength in North American residential HVAC and commercial refrigeration, partially offset by weakness in international markets. Operating margin was 14.8%. Adjusted operating margin was 15.7% of adjusted net sales.

•
Power Transmission Solutions Segment net sales were $210.2 million, an increase of 2.6%. The businesses divested/to be exited had a 0.6% impact, and foreign currency had a negative 1.4% impact. The result was a positive organic sales growth rate of 3.4% driven by increased demand in distribution, metals, and oil & gas markets, partially offset by weakness in agriculture and beverage markets. Operating margin was 13.4%. Including net adjustments of $1.3 million, adjusted operating margin was 14.4% of adjusted net sales.

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

“The first quarter was a solid start to the year for Regal. We were able to increase adjusted operating margin by 60 basis points and drive adjusted EPS up 13%, overcoming slight market headwinds specifically in our C&I business” said Regal CEO Louis Pinkham.

2019 Outlook

"We are reaffirming our adjusted diluted earnings per share guidance of $6.15 to $6.55, which would make 2019 another record year for earnings,” continued Mr. Pinkham.

The Company forecasts 2019 GAAP diluted earnings per share of $6.68 to $7.08. The difference between the GAAP diluted earnings per share guidance and the adjusted diluted earnings per share guidance relates to expected restructuring and related costs of $0.18 per share, gain on businesses divested and assets to be exited of $0.74 per share, net income from businesses to be divested\exited of $0.05 per share, and remaining CEO transition costs of $0.08 per share.

The Company’s 2019 guidance excludes the sales and earnings from a number of businesses that have been or are expected to be divested or exited. The divestiture or exit of some of these businesses has not been previously disclosed. Please see the table in the appendix for details.

Conference Call

Regal will hold a conference call to discuss the earnings release at 9:00 am CDT (10:00 am EDT) on Tuesday, May 7, 2019. To listen to the live audio and view the presentation during the call, please visit Regal’s Investors website: http://investors.regalbeloit.com. To listen by phone or to ask the presenters a question, dial 1.888.317.6003 (U.S. callers) or +1.412.317.6061 (international callers) and enter 7903361# when prompted.

A webcast replay will be available at the link above, and a telephone replay will be available at 1.877.344.7529 (U.S. callers) or +1.412.317.0088 (international callers), using a replay access code of 10130611#. Both will be accessible until August 6, 2019.

About the Company

Regal Beloit Corporation (NYSE: RBC) is a leading manufacturer of electric motors and controls, power generation products and power transmission products serving customers throughout the world. We create a better tomorrow by developing and responsibly producing energy-efficient products and systems.

Our company is comprised of three operating segments: Commercial and Industrial Systems, Climate Solutions and Power Transmission Solutions. Regal is headquartered in Beloit, Wisconsin and has manufacturing, sales and service facilities worldwide. For more information, visit RegalBeloit.com.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this release may be forward-looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “forecast,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative of these terms or other similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; our ability to develop new products based on technological innovation, such as the Internet of Things, and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in certain geographic locations in which we do business; fluctuations in commodity prices and raw material costs; our dependence on significant customers; risks associated with global manufacturing; issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments; our overall debt levels and our ability to repay principal and interest on our outstanding debt; prolonged declines in one or more markets we serve, such as heating, ventilation, air conditioning, refrigeration, power generation, oil and gas, unit material handling or water heating; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that we cannot control; product liability and other litigation, or claims by end users, government agencies or others that our products or our customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; effects on earnings of any significant impairment of goodwill or intangible assets; losses from failures, breaches, attacks or disclosures involving our information technology infrastructure and data; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including but not limited to those described in “Item 1A-Risk Factors” of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 26, 2019 and from time to time in other filed reports. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this release are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Amounts in Millions, Except per Share Data)

	Three Months Ended
	Mar 30, 2019	Mar 31, 2018
Net Sales	$853.8	$878.8
Cost of Sales	619.2	643.9
Gross Profit	234.6	234.9
Operating Expenses	104.0	146.7
Impairments	10.0	—
Total Operating Expenses	114.0	146.7
Income from Operations	120.6	88.2
Other Expenses, net	0.1	0.4
Interest Expense	13.6	13.0
Interest Income	1.1	0.2
Income before Taxes	108.0	75.0
Provision for Income Taxes	21.2	15.7
Net Income	86.8	59.3
Less: Net Income Attributable to Noncontrolling Interests	0.9	0.9
Net Income Attributable to Regal Beloit Corporation	$85.9	$58.4
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$2.01	$1.32
Assuming Dilution	$1.99	$1.31
Cash Dividends Declared Per Share	$0.28	$0.26
Weighted Average Number of Shares Outstanding:
Basic	42.8	44.2
Assuming Dilution	43.1	44.5

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Mar 30, 2019	Dec 29, 2018
ASSETS
Current Assets:
Cash and Cash Equivalents	$264.3	$248.6
Trade Receivables, less Allowances of $8.7 Million in 2019 and $13.3 Million in 2018	545.9	551.9
Inventories	803.8	767.2
Prepaid Expenses and Other Current Assets	222.5	250.0
Total Current Assets	1,836.5	1,817.7

Net Property, Plant, Equipment and Noncurrent Assets	2,869.4	2,806.1
Total Assets	$4,705.9	$4,623.8

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$429.6	$424.8
Other Accrued Expenses	244.8	258.2
Current Maturities of Debt	2.1	0.5
Total Current Liabilities	676.5	683.5

Long-Term Debt	1,213.2	1,306.6
Other Noncurrent Liabilities	372.2	295.2
Equity:
Total Regal Beloit Corporation Shareholders' Equity	2,414.9	2,310.5
Noncontrolling Interests	29.1	28.0
Total Equity	2,444.0	2,338.5
Total Liabilities and Equity	$4,705.9	$4,623.8

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended
	Mar 30, 2019	Mar 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$86.8	$59.3
Adjustments to Reconcile Net Income and Changes in Assets and Liabilities (Net of Acquisitions and Divestitures) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	34.3	34.8
Loss on Disposal of Assets	0.1	0.2
(Gain) Loss on Business Divested and Assets to be Exited	(31.2)	—
Share-Based Compensation Expense	4.3	3.4
Change in Operating Assets and Liabilities	(76.0)	(55.2)
Net Cash Provided by Operating Activities	18.3	42.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(20.2)	(19.3)
Proceeds Received from Sales of Property, Plant and Equipment	—	0.3
Net Sales of Investment Securities	—	0.5
Proceeds Received from Disposal of Businesses	119.4	—
Net Cash Provided by (Used in) Investing Activities	99.2	(18.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (Repayments) Borrowings Under Revolving Credit Facility	(69.6)	41.0
Net Borrowings (Repayments) from Short-Term Borrowings	1.6	(0.4)
Repayments of Long-Term Debt	(24.1)	(0.1)
Dividends Paid to Shareholders	(12.0)	(11.5)
Repurchase of Common Stock	—	(26.0)
Distributions to Noncontrolling Interest	(0.3)	—
Shares Surrendered for Taxes	(1.6)	(0.9)
Net Cash (Used in) Provided by Financing Activities	(106.0)	2.1
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	4.2	4.2
Net Increase in Cash and Cash Equivalents	15.7	30.3
Cash and Cash Equivalents at Beginning of Period	248.6	139.6
Cash and Cash Equivalents at End of Period	$264.3	$169.9

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Mar 30, 2019	Mar 31, 2018	Mar 30, 2019	Mar 31, 2018	Mar 30, 2019	Mar 31, 2018	Mar 30, 2019	Mar 31, 2018
Net Sales	$380.3	$414.0	$263.3	$259.9	$210.2	$204.9	$853.8	$878.8
Net Sales for Businesses Divested/to be Exited	—	(33.5)	(15.5)	(18.0)	(5.6)	(4.3)	(21.1)	(55.8)
Adjusted Net Sales*	$380.3	$380.5	$247.8	$241.9	$204.6	$200.6	$832.7	$823.0

GAAP Operating Margin	14.1%	7.0%	14.8%	12.4%	13.4%	13.1%	14.1%	10.0%
Adjusted Operating Margin*	6.0%	7.1%	15.7%	12.9%	14.4%	13.6%	11.0%	10.4%

Components of Net Sales:
Organic Sales Growth*	(6.3)%	4.6%	3.6%	5.0%	3.4%	9.2%	(1.0)%	5.8%
Acquisitions	8.3%	—%	—%	—%	—%	—%	3.9%	—%
Businesses Divested/to be Exited	(8.0)%	1.0%	(1.1)%	(1.2)%	0.6%	(0.4)%	(4.0)%	—%
Foreign Currency Impact	(2.1)%	3.0%	(1.2)%	1.1%	(1.4)%	2.2%	(1.7)%	2.2%

NON-GAAP MEASURES AND OTHER DEFINITIONS
Unaudited
(Dollars in Millions, Except per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and projected), adjusted income from operations, adjusted operating margin, adjusted net sales, net debt, adjusted EBITDA, adjusted net income attributable to Regal Beloit Corporation, free cash flow, adjusted income before taxes, adjusted provision for income taxes, adjusted effective tax rate, net sales from ongoing business, adjusted income from operations of ongoing business, ongoing business adjusted operating margin and adjusted diluted earnings per share for ongoing business. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations and adjusted operating margin to help us manage and evaluate our business and make operating decisions, while adjusted diluted earnings per share, net debt, adjusted EBITDA, adjusted net sales, adjusted net income attributable to Regal Beloit Corporation, free cash flow, adjusted income before taxes, adjusted provision for income taxes, adjusted effective tax rate, net sales from ongoing business, adjusted income from operations of ongoing business, ongoing business adjusted operating margin and adjusted diluted earnings per share for ongoing business are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding sales from acquired businesses recorded prior to the first anniversary of the acquisition (“net sales from business acquired") and excluding sales from business divested/to be exited (“net sales from business divested/to be exited“) recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. For further clarification, we may use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended
	Mar 30, 2019	Mar 31, 2018
GAAP Diluted Earnings Per Share	$1.99	$1.31
Restructuring and Related Costs	0.04	0.03
(Gain) Loss on Business Divested and Assets to be Exited	(0.59)	—
Net Income from Businesses Divested/to be Exited	(0.04)	(0.08)
CEO Transition Costs	0.03	—
Adjusted Diluted Earnings Per Share	$1.43	$1.26

2019 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2019 Diluted EPS Annual Guidance	$6.68	$7.08
Restructuring and Related Costs	0.18	0.18
(Gain) Loss on Businesses Divested and Assets to be Exited	(0.74)	(0.74)
Net Income from Businesses Divested/to be Exited	(0.05)	(0.05)
CEO Transition Costs	0.08	0.08
2019 Adjusted Diluted EPS Annual Guidance	$6.15	$6.55

ADJUSTED INCOME FROM OPERATIONS

	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Mar 30, 2019	Mar 31, 2018	Mar 30, 2019	Mar 31, 2018	Mar 30, 2019	Mar 31, 2018	Mar 30, 2019	Mar 31, 2018
GAAP Income from Operations	$53.5	$29.1	$38.9	$32.3	$28.2	$26.8	$120.6	$88.2
Restructuring and Related Costs	2.1	1.3	0.1	0.4	0.1	—	2.3	1.7
Purchase Accounting and Transaction Costs	0.1	—	—	—	—	—	0.1	—
(Gain) Loss on Business Divested and Assets to be Exited	(33.6)	—	1.3	—	1.1	—	(31.2)	—
Operating (Income) Loss from Businesses Divested/to be Exited	—	(3.3)	(1.9)	(1.6)	(0.3)	0.4	(2.2)	(4.5)
CEO Transition Costs	0.7	—	0.5	—	0.4	—	1.6	—
Adjusted Income from Operations	$22.8	$27.1	$38.9	$31.1	$29.5	$27.2	$91.2	$85.4

GAAP Operating Margin %	14.1%	7.0%	14.8%	12.4%	13.4%	13.1%	14.1%	10.0%
Adjusted Operating Margin %	6.0%	7.1%	15.7%	12.9%	14.4%	13.6%	11.0%	10.4%

DEBT TO EBITDA	Last Twelve Months
	Mar 30, 2019	Dec 29, 2018
Net Income	$263.3	$235.8
Interest Expense	55.8	55.2
Interest Income	(2.8)	(1.9)
Taxes	61.9	56.4
Depreciation and Amortization	141.9	142.4
EBITDA	$520.1	$487.9
Restructuring and Related Costs	8.3	7.7
Purchase Accounting and Transactions Costs	5.5	5.4
Impairment and Exit Related Costs	44.9	34.9
CEO Transition Costs	5.4	3.8
Operating Income from Businesses Divested/to be Exited	(17.3)	(19.6)
Gain on Sale of Assets	(2.2)	(2.2)
Gain on Divestiture of Business	(41.2)	—
Adjusted EBITDA	$523.5	$517.9

Current Maturities of Long-Term Debt	$2.1	$0.5
Long-Term Debt	1,213.2	1,306.6
Total Gross Debt	$1,215.3	$1,307.1
Cash	(264.3)	(248.6)
Net Debt	$951.0	$1,058.5

Gross Debt/EBITDA	2.3	2.7
Gross Debt/Adjusted EBITDA	2.3	2.5

Net Debt/EBITDA	1.8	2.2
Net Debt/Adjusted EBITDA	1.8	2.0

FREE CASH FLOW	Three Months Ended
	Mar 30, 2019	Mar 31, 2018
Net Cash Provided by Operating Activities	$18.3	$42.5
Additions to Property Plant and Equipment	(20.2)	(19.3)
Free Cash Flow	$(1.9)	$23.2

ADJUSTED EFFECTIVE TAX RATE	Three Months Ended
	Mar 30, 2019	Mar 31, 2018
Income before Taxes	$108.0	$75.0
Provision for Income Taxes	21.2	15.7
Effective Tax Rate	19.6%	20.9%

Income before Taxes	$108.0	$75.0
(Gain) Loss on Business Divested and Assets to be Exited	(31.2)	—
Adjusted Income before Taxes	$76.8	$75.0

Provision for Income Taxes	$21.2	$15.7
Tax Effect Business Divested and Assets to be Exited	(5.3)	—
Adjusted Provision for Income Taxes	$15.9	$15.7

Adjusted Effective Tax Rate	20.7%	20.9%

ORGANIC SALES GROWTH	Three Months Ended
	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Net Sales Three Months Ended Mar 30, 2019	$380.3	$263.3	$210.2	$853.8
Net Sales from Business Acquired	(31.7)	—	—	(31.7)
Net Sales from Businesses Divested/to be Exited	—	(15.5)	(5.6)	(21.1)
Impact from Foreign Currency Exchange Rates	8.1	2.9	2.8	13.8
Organic Sales Three Months Ended Mar 30, 2019	$356.7	$250.7	$207.4	$814.8

Net Sales Three Months Ended Mar 31, 2018	$414.0	$259.9	$204.9	$878.8
Net Sales from Businesses Divested/to be Exited	(33.5)	(18.0)	(4.3)	(55.8)
Adjusted Net Sales Three Months Ended Mar 31, 2018	$380.5	$241.9	$200.6	$823.0

Three Months Ended Mar 30, 2019 Organic Sales Growth %	(6.3)%	3.6%	3.4%	(1.0)%
Three Months Ended Mar 30, 2019 Net Sales Growth %	(8.1)%	1.3%	2.6%	(2.8)%

The following tables outline by quarter and full year the 2018 net sales and income from operations, and the full year adjusted diluted earnings per share, illustrating the impact of businesses divested and to be exited, which can be used to compare to Regal's 2019 guidance and actual performance.

	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal

Fiscal 2018 First Quarter Schedule for Ongoing Business
Net Sales Three Months Ended March 31, 2018	$414.0	$259.9	$204.9	$878.8
Net Sales from Businesses Divested/to be Exited	(33.5)	(18.0)	(4.3)	(55.8)
Net Sales from Ongoing Business	$380.5	$241.9	$200.6	$823.0

GAAP Income from Operations Three Months Ended March 31, 2018	$29.1	$32.3	$26.8	$88.2
Restructuring and Related Costs	1.3	0.4	—	1.7
Income from Operations of Businesses Divested/to be Exited	(3.3)	(1.6)	0.4	(4.5)
Adjusted Income from Operations of Ongoing Business	$27.1	$31.1	$27.2	$85.4

Ongoing Business Adjusted Operating Margin %	7.1%	12.9%	13.6%	10.4%

Fiscal 2018 Second Quarter Schedule for Ongoing Business
Net Sales Three Months Ended June 30, 2018	$469.0	$277.3	$213.4	$959.7
Net Sales from Businesses Divested/to be Exited	(33.6)	(19.2)	(5.6)	(58.4)
Net Sales from Ongoing Business	$435.4	$258.1	$207.8	$901.3

GAAP Income from Operations Three Months Ended June 30, 2018	$30.5	$44.0	$25.1	$99.6
Restructuring and Related Costs	0.7	0.7	0.1	1.5
Purchase Accounting and Transaction Costs	5.1	—	—	5.1
Income from Operations of Businesses Divested/to be Exited	(3.0)	(2.1)	(0.3)	(5.4)
Adjusted Income from Operations of Ongoing Business	$33.3	$42.6	$24.9	$100.8

Ongoing Business Adjusted Operating Margin %	7.6%	16.5%	12.0%	11.2%

	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal

Fiscal 2018 Third Quarter Schedule for Ongoing Business
Net Sales Three Months Ended September 29, 2018	$462.3	$255.4	$207.7	$925.4
Net Sales from Businesses Divested/to be Exited	(34.7)	(13.3)	(4.8)	(52.8)
Net Sales from Ongoing Business	$427.6	$242.1	$202.9	$872.6

GAAP Income from Operations Three Months Ended September 29, 2018	$35.3	$6.0	$28.1	$69.4
Restructuring and Related Costs	1.9	0.3	0.1	2.3
Purchase Accounting and Transaction Costs	0.2	—	—	0.2
Impairment and Exit Related Costs	—	34.9	—	34.9
Income from Operations of Businesses Divested/to be Exited	(3.0)	(1.5)	(0.3)	(4.8)
Adjusted Income from Operations of Ongoing Business	$34.4	$39.7	$27.9	$102.0

Ongoing Business Adjusted Operating Margin %	8.0%	16.4%	13.8%	11.7%

Fiscal 2018 Fourth Quarter Schedule for Ongoing Business
Net Sales Three Months Ended December 29, 2018	$436.7	$232.2	$212.8	$881.7
Net Sales from Businesses Divested/to be Exited	(35.6)	(11.2)	(5.2)	(52.0)
Net Sales from Ongoing Business	$401.1	$221.0	$207.6	$829.7

GAAP Income from Operations Three Months Ended December 29, 2018	$32.1	$33.3	$24.4	$89.8
Restructuring and Related Costs	1.7	0.4	0.1	2.2
Purchase Accounting and Transaction Costs	0.1	—	—	0.1
Gain on Sale of Assets	(1.5)	(0.7)	—	(2.2)
CEO Transition Costs	1.8	1.1	0.9	3.8
Income from Operations of Businesses Divested/to be Exited	(3.0)	(1.6)	(0.3)	(4.9)
Adjusted Income from Operations of Ongoing Business	$31.2	$32.5	$25.1	$88.8

Ongoing Business Adjusted Operating Margin %	7.8%	14.7%	12.1%	10.7%

	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal

Fiscal 2018 Full Year Schedule for Ongoing Business
Net Sales Twelve Months Ended December 29, 2018	$1,782.0	$1,024.8	$838.8	$3,645.6
Net Sales from Businesses Divested/to be Exited	(137.4)	(61.7)	(19.9)	(219.0)
Net Sales from Ongoing Business	$1,644.6	$963.1	$818.9	$3,426.6

GAAP Income from Operations Twelve Months Ended December 29, 2018	$127.0	$115.6	$104.4	$347.0
Restructuring and Related Costs	5.6	1.8	0.3	7.7
Purchase Accounting and Transaction Costs	5.4	—	—	5.4
Gain on Sale of Assets	(1.5)	(0.7)	—	(2.2)
CEO Transition Costs	1.8	1.1	0.9	3.8
Impairment and Exit Related Costs	—	34.9	—	34.9
Income from Operations of Businesses Divested/to be Exited	(12.3)	(6.8)	(0.5)	(19.6)
Adjusted Income from Operations of Ongoing Business	$126.0	$145.9	$105.1	$377.0

Ongoing Business Adjusted Operating Margin %	7.7%	15.1%	12.8%	11.0%

2018 ADJUSTED DILUTED EARNINGS PER SHARE FOR ONGOING BUSINESS	Twelve Months Ended December 29, 2018

Adjusted Diluted Earnings Per Share	$6.00
Earnings Per Share from Businesses Divested/to be Exited	(0.28)
Adjusted Diluted Earnings Per Share for Ongoing Business	$5.72